Exhibit 10.5

AMENDMENT NO. 1

TO

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 (this “Amendment”) to those certain Senior Secured Convertible Promissory Notes (the “First Notes”), issued by Arch Therapeutics, Inc., a Nevada corporation (the “Company”), to each Holder pursuant to that certain Securities Purchase Agreement, dated May 15, 2024, by and among the Company and the signatories thereto (the “Holders”) (the “Securities Purchase Agreement”) is made and entered into effective June [__], 2024 by and among the Company and the Consenting Stockholders (as defined below). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

W I T N E S S E T H:

WHEREAS, the Company and the Consenting Stockholders desire to amend the First Notes to modify the terms of the Uplist (as defined below) repayment provision and extend the date for completion of the Uplist;

WHEREAS, pursuant to Section 4.3 of the First Notes and Section 7(e) of the Securities Purchase Agreement, the First Notes may be amended in a written instrument signed by the Company and Holders which purchased at least 50% plus $1.00 of the Notes based on the initial Principal Amounts thereunder (such Holders, the “Consenting Stockholders”); and

WHEREAS, the undersigned Holders constitute the Consenting Stockholders.

NOW, THEREFORE, in exchange for good and valuable consideration including, without limitation, the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Amendments to the First Notes.

1.1 The First Notes are hereby amended by deleting the words “June 30, 2024” in the first paragraph of the First Notes and replacing such words with the following words in substitution therefor:

“August 15, 2024”

1.2 The First Notes are hereby amended by deleting the words “by June 30, 2024” in Section 3.23 of the First Notes and replacing such words with the following sentence in substitution therefor:

“by August 15, 2024”

2.	Miscellaneous.

2.1 The “First Note Amendment Termination Date” is August 15, 2024.

2.2 Except as expressly amended by this Amendment, the terms and provisions of the First Notes shall continue in full force and effect. No reference to this Amendment need be made in any instrument or document making reference to the First Notes; any reference to the First Notes in any such instrument or document shall be deemed a reference to the First Notes as amended hereby. The First Notes as amended hereby shall be binding upon the parties thereto and their respective assigns and successors.

2.3 This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada as such laws are applied to agreements between parties in Nevada.

2.4 This Amendment may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ARCH THERAPEUTICS, INC.

By:
Name:	Michael S. Abrams
Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to the First Notes

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

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By:
Name:
Title:

Signature Page to Amendment No. 1 to the First Notes